UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 17, 2026

GridAI Technologies Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-37853	46-4993860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Yamato Road, Suite 502 Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 589-7020

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ENTO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 17, 2026, GridAI Technologies Corp. (the “Company”) made a loan (“Loan”) to Pronghorn Resources, LLC, a Delaware limited liability company (“Pronghorn”, and, together with the Company, the “Parties”), pursuant to the terms of a Secured Convertible Promissory Note (“Note”), in the principal sum of $2,000,000 (the “Principal Amount”). The Principal Amount, in addition to all interest due under the Note, is payable on the earlier to occur of: (i) December 31, 2026; and (ii) the consummation of a Change of Control Transaction (as defined below). The Note bears interest at an annual rate of seven percent (7%), such interest calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, and accrues daily, commencing on the Maturity Date until payment in full of the Note. Pronghorn agreed to customary covenants and made customary representations and warranties under the Note. Pronghorn agreed to certain negative covenants, including not to: (a) other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any Indebtedness; (b) create, permit or suffer to exist any Lien on any of its or any subsidiaries’ properties and assets other than Permitted Liens; or (c) enter into any agreement with respect to any of the foregoing.

Upon an Event of Default (as defined below), the Company has the right, at its election, to convert the Payment Amount (as defined below) (or, from and after the date of the occurrence of any Event of Default, the Default Amount) of the Note, in whole or in part (as the case may be, the “Conversion Amount”) into such number of membership interests equal to ten percent (10%) of the fully diluted capitalization of Pronghorn as of the date of conversion (“Conversion Interests” and such date of conversion, “Conversion Date”). If any Event of Default occurs and is uncured for the applicable cure period, the Note becomes, at the Company’s election, immediately due and payable in cash in the Default Amount (as defined below), and, alternatively, upon the Company’s election, convertible, in part or in full, into Conversion Interests, pursuant to the terms of Section 4(a) of the Note.

The Note ranks pari passu with Pronghorn’s existing Indebtedness. The Note is secured by all of Pronghorn’s assets, pursuant to the terms of that certain Security Agreement entered into between the Parties on July 17, 2026 (“Security Agreement”). Under the Security Agreement, Pronghorn granted a lien security interest in all of its assets to the Company.

“Change of Control Transaction” means the occurrence after July 17, 2026 any of: (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of membership interests of Pronghorn, by contract or otherwise) of in excess of 50% of the voting securities of Pronghorn, (ii) Pronghorn merges into or consolidates with any other Person, or any Person merges into or consolidates with Pronghorn and, after giving effect to such transaction, the equity holders of Pronghorn immediately prior to such transaction own less than 50% of the aggregate voting power of Pronghorn or the successor entity of such transaction, (iii) Pronghorn sells or transfers all or substantially all of its assets to another Person and the stockholders of Pronghorn immediately prior to such transaction own less than 50% of the aggregate voting power of the acquiring entity immediately after the transaction, (iv) a replacement at one time or within a three year period of more than one-half of the members of the Managers of Pronghorn which is not approved by a majority of those individuals who are Managers on the Issue Date (or by those individuals who are serving as Managers on any date whose nomination to the Board of Directors was approved by a majority of the Managers who are Managers on the date hereof), or (v) the execution by Pronghorn of an agreement to which Pronghorn is a party or by which it is bound, providing for any of the events set forth in clauses (i) through (iv) of this paragraph.

“Default Amount” means the sum of: (i) the outstanding balance of the Principal Amount of the Note plus (ii) all accrued and unpaid interest under the Note, if any, plus (iii) all other amounts, costs, expenses, and liquidated damages due under or in respect of the Note, if any, and (iv), minus (v) any dollar amount which has not been converted into Conversion Interests upon the Company’s election pursuant to Section 4(a) of the Note.

“Event of Default” means, wherever used in the Note, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body): (i) any default in the payment of: (A) the principal amount of any Note, or (B) interest, liquidated damages and other amounts owing to a holder of any Note, as and when the same shall become due and payable (whether on the Maturity Date, by acceleration or otherwise) which default, solely in the case of an interest payment or other default under clause (B) above, is not cured within five (5) calendar days; (ii) Pronghorn shall fail to observe or perform any other covenant or agreement contained in the Notes (other than a breach by Pronghorn of its obligations to deliver membership interests to the Company upon conversion, which breach is addressed in clause (x) below) or in any Transaction Document, which failure is not cured, if possible to cure, within the earlier to occur of (A) twenty (20) Business Days after notice of such failure sent by the Company or by any other Company to Pronghorn and (B) seven (7) calendar days after Pronghorn has become or should have become aware of such failure; or (ii) a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under any of the Transaction Documents.

Capitalized terms used herein but not otherwise defined have the meanings set forth in the Note. The foregoing descriptions of the Note and Security Agreement do not purport to be complete and is qualified in its entirety by reference to the full text of the Note and Security Agreement, a copy of which is attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Secured Convertible Promissory Note between the Company and Pronghorn Resources, LLC dated July 17, 2026.
10.2	Security Agreement between the Company and Pronghorn Resources, LLC dated July 17, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GridAI Technologies Corp.

July 23, 2026	By:	/s/ Jason D. Sawyer
	Name:	Jason D. Sawyer
	Title:	Chief Executive Officer